UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2018

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11780 U.S. Highway One, Suite 600,
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders (the “Annual Meeting”) of Dycom Industries, Inc. (the “Company”) held on May 22, 2018, three proposals were voted upon by the Company’s shareholders. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed on April 12, 2018. At the Annual Meeting, the Company’s shareholders:

1) elected Stephen C. Coley, Patricia L. Higgins, and Steven E. Nielsen to serve as directors until the Company’s fiscal 2021 Annual Meeting of Shareholders and Richard K. Sykes to serve as director until the Company’s fiscal 2019 Annual Meeting of Shareholders;

2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2019; and

3) approved, on an advisory basis, the Company’s executive compensation.

Set forth below are the voting results for each matter submitted to a vote:

Proposal 1. Election of directors:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Stephen C. Coley	25,527,224	367,790	302,287	3,083,385
Patricia L. Higgins	25,589,837	306,416	301,048	3,083,385
Steven E. Nielsen	25,736,968	158,152	302,181	3,083,385
Richard K. Sykes	25,855,077	38,553	303,671	3,083,385

Proposal 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2019:

Votes For	Votes Against	Abstain	Broker Non-Votes
29,244,264	22,394	14,028	—

Proposal 3. Approval, by non-binding advisory vote, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
25,797,924	339,338	60,039	3,083,385

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 22, 2018

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Richard B. Vilsoet
Name:	Richard B. Vilsoet
Title:	Vice President, General Counsel and Corporate Secretary